SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

TITAN CONSOLIDATED, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was June 7, 2004. The mailing address for purposes of communicating with the Company is The Petroleum Center, Suite E-104, 900 NE Loop 410, San Antonio, Texas 78209.

     (b) This Information Statement will be mailed to security holders on or after June 27, 2004.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement.

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement .

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 52,997,457 as of June 7, 2004, of which 27,543,965 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was June 7, 2004.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

        Inapplicable.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        (a) The Company intends to amend its Article of Incorporation with respect to the total authorized capital stock as follows:

            The total number of shares which the Corporation is authorized to have outstanding is 750 Million (Seven Hundred Fifty Million) Common Shares, with a par value of $0.0001 per share.

        (b) The shares of "Common Stock" to be authorized will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

        (c)  The Company has no current plans to issue any additional shares of stock.

        (d) Not applicable.

       14A Item 12. Modification or Exchange of Securities.

        Not applicable.

       14A Item 13. Financial and Other Information.

        (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended December 31, 2001, filed as of April 17, 2002; and the company's interim statement updating that information, Forms 10-QSB, for the period ended March 31, 2002, filed with the Securities and Exchange Commission on July 2, 2002.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        Not applicable.

    14A Items 15, 16, 17 and 18 are inapplicable to this information statements.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            The Articles of Incorporation would be amended with respect to the authorized capital stock of the Company as follows:

            "The total number of shares which the Corporation is authorized to have outstanding is 750 Million (Seven Hundred Fifty Million) Common Shares, with a par value of $0.0001 per share."

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

TITAN CONSOLIDATED, INC.

(Registrant)

By: /s/ Kent Jacobson

       Kent Jacobson, President

Dated: June 28, 2004

MATERIAL INCORPORATED BY REFERENCE:

              Annual Report on Form 10KSB, filed April 17, 2002, for the fiscal year ending December 31, 2001.

Quarterly Report on Form 10QSB, filed July 2, 2002, for the period ending March 31, 2002.